                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Equus II Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      4.    Date Filed:

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

                              EQUUS II INCORPORATED

                         2929 Allen Parkway, Suite 2500
                              Houston, Texas 77019
                                  713-529-0900

                   Notice of Annual Meeting of Stockholders

TIME               9:00 a.m. Houston time on Thursday, May 3, 2001

PLACE              Meeting Room No. 1, Ground Level,

                   Wortham Tower
                   2727 Allen Parkway
                   Houston, Texas 77019

ITEMS OF BUSINESS  (1)     To elect eight members to the Board of Directors
                           for the ensuing year.

                   (2) To ratify the Board of Directors' appointment of Arthur Andersen LLP as the Fund's independent auditors for the fiscal year ending December 31, 2001.
                   (3)     To approve the amendment of the 1997 Stock
                           Incentive Plan.

                   (4 & 5) To consider the shareholder proposals
                           described in the accompanying Proxy Statement if presented to the meeting.

                   (6) To transact such other business as may properly come before the meeting.

RECORD DATE        You are entitled to vote if you were a stockholder
                   at the close of business on March 19, 2001.

VOTING BY PROXY    Please submit a proxy as soon as possible so
                   that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) by telephone, (2) by internet, or (3) by mail. For specific instructions, please refer to the Questions and Answers, beginning on page 1 of this proxy statement and the instructions on the proxy card.

                                             By order of the Board of Directors,

                                             TRACY H. COHEN

                                             Secretary

This proxy statement and accompanying proxy card are being distributed on or about April 3, 2001

                              EQUUS II INCORPORATED
                         2929 Allen Parkway, Suite 2500
                              Houston, Texas 77019

                         ------------------------------
                                 PROXY STATEMENT
                         ------------------------------

This Proxy Statement is furnished to the stockholders of Equus II Incorporated ("EQS" or the "Fund"), in connection with the solicitation by its Board of Directors of proxies to be voted at the 2001 Annual Meeting of Stockholders to be held on Thursday, May 3, 2001, at 9:00 a.m., local time, at Meeting Room No. 1, Ground Level, Wortham Tower, 2727 Allen Parkway, Houston, Texas 77019, and at any adjournment thereof.

                                ABOUT THE MEETING

What is the purpose of the annual meeting?

      At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, ratification of the Fund's independent auditors, an amendment to the 1997 Stock Incentive Plan and two shareholder proposals. In addition, the Fund's management will report on the performance of the Fund during 2000 and respond to questions from stockholders.

Who is entitled to vote?

      Stockholders of record at the close of business on the record date, March 19, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon. A list of stockholders on the record date will be available for inspection at the Fund's office at 2929 Allen Parkway, Suite 2500, Houston, Texas for 10 days before the meeting.

Who can attend the meeting?

      All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

      Please note that if you hold your shares in "street name" (that is, through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

      Parking is available at local garages; the fee for parking is $0.75 per hour.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 6,674,577 shares of common stock of the Fund were outstanding. Proxies received but marked as abstentions and broker non-votes that are voted on any matter will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Fund, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

      If you are a registered stockholder (that is, if you hold your stock in your own name), you may vote by telephone, via the internet, or by following the instructions included with your proxy card. If your shares are held in "street name," you will need to contact your broker or other nominee to determine whether you will be able to vote by telephone or electronically.

      The instructions for registered stockholders voting by telephone or the internet are as follows:

      Telephonic Voting

      Stockholders who vote telephonically will dial 1-800-PROXIES. After entering the control number you will hear the name of the company and will be offered the option to vote for all of Management's recommendations or to vote on each proposal individually.

      Proposals are referred to by proposal number (as shown on the proxy card) and the proposal for Election of Directors will be Proposal #1. After voting for each proposal, you will be asked to confirm your vote.

      Internet Voting

      Stockholders who vote via the internet will access www.voteproxy.com. The number of accesses per control number per day is limited to 5.

      After entering the control number you will be offered the option to vote for all of Management's recommendations or to vote on each proposal individually. The text of each proposal and the name of each nominee are displayed exactly as they appear on the proxy card.

      After the voting process is completed, you will be shown how you voted and will be given the opportunity to change your vote. You are also given the option of receiving confirmation of the vote via e-mail and are asked to supply your e-mail address.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Fund either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

      The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

      o     FOR election of the nominated slate of directors (see page 3);

      o FOR ratification of the appointment of Arthur Andersen LLP as the Fund's independent auditors (see page 13);

      o FOR approval of the amendment of the 1997 Stock Incentive Plan (see page 13);

      o     AGAINST shareholder proposal No. 1 (see page 17); and

      o     AGAINST shareholder proposal No. 2 (see page 21).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are votes counted?

      In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote

"FOR," "AGAINST," or "ABSTAIN." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

What vote is required to approve each item?

      Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

      Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted in favor of or against such matter, although it will be counted as voted for purposes of determining whether there is a quorum.

      If you hold shares in "street name" through a broker, bank, or other nominee, your broker, bank, or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

What does it mean if I receive more than one proxy or voting instruction card?

      It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who will bear the cost of soliciting votes for the meeting?

      The cost of soliciting proxies by the Fund will be paid by the Fund. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees. The solicitation of proxies will be by mail, telephone, or otherwise through the officers and regular employees of the Fund or Equus Capital Management Company, the Fund's investment advisor (the "Management Company") without special compensation therefor.

Who are the largest owners of the Fund's stock?

      Other than Sam P. Douglass, Chairman of the Board and Chief Executive Officer of the Fund, and Nolan Lehmann, President of the Fund, the Fund knows of no single person or group that is the beneficial owner of more than 5% of the outstanding shares of EQS Common Stock. The directors and officers of EQS, as a group, beneficially own (including currently exercisable stock options) approximately 25.7% of the shares of EQS Common Stock. The table on page 11 shows the number of shares beneficially owned by the Fund's directors and the executive officers of the Fund as a group.

                         ITEM 1 - ELECTION OF DIRECTORS

      Article III, Section 3.2 of the By-laws of the Fund provides for a minimum of three and a maximum of fifteen directors (a majority of whom must be Independent Directors). There are currently eight directors, including five directors who are not "interested persons" as defined in the Investment Company Act ("Independent Directors"). The nominees receiving an affirmative vote of a plurality of the shares entitled to vote and present, either in person or by proxy, at the Annual Meeting, will be elected as members of the Board. All of the elected directors will serve until their respective successors have been duly elected and qualified or until they resign, die or are removed from office.

      The persons named as proxies in the enclosed form of proxy were selected by the Board, and have advised the Board that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of Sam P. Douglass, Gregory J. Flanagan, Robert L. Knauss, Nolan Lehmann, Gary R. Petersen, John W. Storms, Dr. Francis D. Tuggle, and Dr. Edward
E. Williams. All of the nominees are current members of the Board, five of whom are Independent Directors (Messrs.

Flanagan, Knauss, Petersen, Storms, and Dr. Tuggle). All of the nominees have consented to their nomination and will serve if elected to the Board.

      The Board knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Fund, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board.

      The Board unanimously recommends that each stockholder vote "FOR" the election of the Board's Nominees for Director.

Nominees for Director

Sam P. Douglass*        Mr. Douglass has been Chairman of the Board and Chief
Age 68                  Executive Officer of the Fund since August 1991. Mr.
                        Douglass also has been Chairman of the Board and Chief
                        Executive Officer of the Management Company since 1983.
                        Since December 1978, he has served as Chairman and Chief
                        Executive Officer of Equus Corporation International
                        ("ECI"), a privately owned corporation engaged in a variety of investment activities. Mr. Douglass is a director of Advanced Technical Products, Inc. He is also a director of GCS RE, Inc., which is a privately-owned company in which the Fund has an investment. Mr.
                        Douglass is a licensed attorney.

Gregory J. Flanagan     Mr. Flanagan has been a director of the Fund since
Age 55                  October 1992. He has been an Area President of Arthur J.
                        Gallagher & Co. and Managing Director of Healthcare
                        First, a division of Arthur J. Gallagher & Co. since
                        December 15, 2000. From January 1997 to December 15,
                        2000, he was a Vice President of Arthur J. Gallagher &
                        Co. He was a Vice President and Regional Director of
                        Alexander & Alexander, Inc. from December 1993 to
                        January 1997 and was Senior Vice President from March
                        1990 to December 1993. He was President of Bank of
                        Oklahoma, N.A. from September 1986 to February 1990.

Robert L. Knauss        Mr. Knauss has been a director of the Fund since
Age 70                  October 1991 and was an Independent General Partner of
                        the Fund's predecessor from its inception in 1987. He has been Chairman and Chief Executive Officer of Baltic
                        International USA, Inc. since January 1994 and he also serves as a director of Philip Services Corp, where he has served as Chairman of the Board since May 1998. He is also a director of The Mexico Fund, Inc. He was Dean and Distinguished University Professor of Law at the University of Houston Law Center from 1981 to 1993.

Nolan Lehmann*          Mr. Lehmann has been President and a director of the
Age 56                  Fund since August 1991. Mr. Lehmann has been President
                        and a director of the Management Company since 1983. Mr.
                        Lehmann is a director of Allied Waste Industries, Inc.
                        and Paracelsus Healthcare Corporation. In addition, he serves as a director of eight of the privately-owned companies in which the Fund has an investment. Mr.
                        Lehmann is a certified public accountant.

Gary R. Petersen        Mr. Petersen has been a director of the Fund since
Age 54                  November 1994. He has been a Managing Director of EnCap
                        Investments, L.L.C. since 1989. EnCap Investments has been a wholly-owned subsidiary of El Paso Corp. since
                        March 1999. Mr. Petersen previously served as Senior
                        Vice President and Manager of the Corporate Finance
                        Division of the Energy Banking Group for RepublicBank
                        Corporation from 1985 to 1988. He is also a director of Nuevo Energy Company and Energy Capital Investment
                        Company.

John W. Storms          Mr. Storms has been a director of the Fund since October
Age 56                  1991 and was an Independent General Partner of the
                        Fund's predecessor from its inception in 1987. He has been the Managing General Partner of Storms & Critz,

                        Certified Public Accountants since May of 1988. Mr. Storms is a certified public accountant.

Dr. Francis D. Tuggle   Dr. Tuggle has been a director of the Fund since October
Age 58                  1991 and was an Independent General Partner of the
                        Fund's predecessor from its inception in 1987. He has been a Professor at the Kogod College of Business
                        Administration at American University since July 1990
                        where he was Dean from July 1990 to June 1996. From 1981 to 1990, he was the Jesse H. Jones Professor of Management at the Jesse H. Jones Graduate School of
                        Administration of Rice University.


Dr. Edward E. Williams* Dr. Williams has been a director of the Fund since
Age 55 October 1992 and was a director of Equus Capital Corporation, a Delaware corporation and wholly owned subsidiary of the Management Company ("ECC"), from March 1987 to June 1995. Since 1982, he has been the Henry Gardiner Symonds Professor and the Director of the Entrepreneurship Program of the Jesse H. Jones Graduate School of Management at Rice University. Dr. Williams is also a director of Service Corporation International and serves on its investment committee.

* "Interested Person" as defined in the Investment Company Act.

      There is no family relationship between any director, executive officer, or person nominated or selected by the Board to become a director or executive officer.

                           BOARD COMMITTEE MEMBERSHIP

----------------------------------------------------------------------------------------------------------------------
                                                                                                 Committee to Study
                                             Committee of                                          Methods for the
                                 Audit       Independent      Compensation       Nominating        Enhancement of
           Name                Committee      Directors         Committee         Committee       Shareholder Value
----------------------------------------------------------------------------------------------------------------------
Gregory J. Flanagan                *              *                                   *                  **
----------------------------------------------------------------------------------------------------------------------
Robert L. Knauss                  **              *                 *                 *
----------------------------------------------------------------------------------------------------------------------
Gary R. Petersen                   *              *                **                 *
----------------------------------------------------------------------------------------------------------------------
John W. Storms                     *              *                                   *                   *
----------------------------------------------------------------------------------------------------------------------
Dr. Francis D. Tuggle              *              *                                   *
----------------------------------------------------------------------------------------------------------------------
Dr. Edward E. Williams                                              *                                     *
----------------------------------------------------------------------------------------------------------------------

*  Member
** Chairman

What are the duties of the Board of Directors?

      The Board provides overall guidance and supervision with respect to the operations of the Fund and performs the various duties imposed on the directors of business development companies by the Investment Company Act. Among other things, the Board supervises the management arrangements of the Fund, the custodial arrangements with respect to portfolio securities, the selection of accountants, fidelity bonding and transactions with affiliates. All actions taken by the Board are taken by majority vote unless a higher percentage is required by law or unless the Investment Company Act, the Fund's Restated Certificate of Incorporation or By-laws require that the actions be approved by a majority of the Independent Directors. The Investment Company Act requires that a majority of the directors be individuals who are not "interested persons" (as defined under the Investment Company Act) of the Fund.

What committees has the Board established?

      The Board has five committees: an Audit Committee, a Committee of Independent Directors, a Compensation Committee, a Nominating Committee, and a Committee to Study Methods for the Enhancement of Shareholder Value. The Board has no other standing committees.

Audit Committee

      The functions of the Audit Committee are to:

      o make recommendations to the full Board regarding the engagement or discharge of independent accountants;

      o direct and supervise investigations of matters within the scope of the independent accountants' duties;

      o review with the independent accountants the audit plan and results of the audit; approve each professional service provided by the independent accountants prior to the performance of such service;

      o     consider the range of audit and nonaudit fees; and

      o review the adequacy of the Fund's system of internal accounting controls.

Committee of Independent Directors

      The functions of the Committee of Independent Directors are to:

      o recommend to the full Board approval of any management, advisory, or administration agreements;

      o recommend to the full Board any underwriting or distribution agreements; review the fidelity bond and premium allocation;

      o     review any joint insurance policies and premium allocation;

      o review and monitor the Fund's compliance with procedures adopted pursuant to certain rules promulgated under the Investment Company Act; and

      o carry out such other duties as the Independent Directors shall, from time to time, conclude are necessary in the performance of their duties under the Investment Company Act.

Compensation Committee

      The function of the Compensation Committee is to determine and issue stock options for officers of the Fund under the 1997 Stock Incentive Plan (the "Plan").

Nominating Committee

      The function of the Nominating Committee is to select individuals for nomination to the Board of Directors of the Fund.

Committee to Study Methods for the Enhancement of Shareholder Value

      The function of the Committee to Study Methods for the Enhancement of Shareholder Value is to recommend to the Board plans and actions which might increase the value at which the EQS Common Stock trades on the New York Stock Exchange.

How often did the Board and its committees meet during 2000?

      During 2000, the Board met in person four times, the Audit Committee held four meetings, the Compensation Committee held one meeting, and the Committee to Study Methods for the Enhancement of Shareholder Value held one meeting. The Committee of Independent Directors and the Nominating Committee met as needed at regularly scheduled Board Meetings. All directors attended more than 75% of the meetings held by the Board or the committees of the Board on which they served.

      The Restated Certificate of Incorporation and By-laws of the Fund provide for the indemnification of the Fund's directors in connection with their activities as directors.

Report of the Audit Committee

      The Audit Committee of the Board reviews the financial reporting process, the system of internal controls, the audit process, and the process of monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director as established in the New York Stock Exchange Listing Requirements. The Board adopted an initial written charter for the Audit Committee on October 26, 1999. A revised charter was adopted on February 6, 2001, which is attached to this proxy statement as Appendix A. The Fund operates on a January 1 to December 31 fiscal and tax year. However, the Fund uses a November 1 to October 31 tax year for determining its capital gains. The Audit Committee met four times during 2000.

      The Audit Committee has reviewed the Fund's audited financial statements for the year ended December 31, 2000, and discussed such statements with management. The Audit Committee has discussed with Arthur Andersen LLP, the Fund's independent accountants during 2000, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

      The Audit Committee received from Arthur Andersen LLP the written disclosure required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee, as amended), and discussed with them their independence. The Audit Committee has considered whether the auditor's provision of non-audit services is compatible with auditor independence.

      Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Fund's audited financial statements for the year ended December 31, 2000, be included in the Fund's Annual Report on Form 10-K for the year ended December 31, 2000, and be filed with the Securities and Exchange Commission.

      This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, except to the extent that the Fund specifically incorporates this information by reference, and shall not otherwise by deemed filed under such Acts.

                                            Submitted by:

                                            Audit Committee

                                            Robert L. Knauss, Chairman
                                            Gregory J. Flanagan
                                            Gary R. Petersen
                                            John W. Storms
                                            Dr. Francis D. Tuggle

Compensation of Directors and Executive Officers of the Fund

      Each director who is not an officer of the Fund receives an annual fee of $25,000, $3,000 for each meeting of the directors attended, $1,500 for participation in each meeting conducted by telephonic conference, and $1,500 for each committee meeting attended ($500 for each committee meeting if attended on the same day as a Board meeting), and reimbursement for all out-of-pocket expenses relating to attendance at such meetings. The Independent Directors do not receive any additional compensation from the Fund or portfolio companies for any additional services rendered. Officers and directors of the Fund who are affiliated with management may serve as directors of portfolio companies and in such capacities may receive and retain directors' fees and other compensation directly from the portfolio companies. Officers of the Fund do not receive cash compensation directly from the Fund, but are employed by and receive a salary from the Management Company. The Fund established a stock incentive plan in 1997 to provide incentive compensation to its directors, officers, and employees.

      The directors who were not officers of the Fund were paid an aggregate of $233,500 and $267,250 as compensation for the years ended December 31, 2000 and 1999, respectively.

      Under the 1997 Stock Incentive Plan (the "Plan"), each non-officer director was granted an option to purchase 5,000 shares of EQS common stock on November 4, 1997. In addition, each individual elected as a non-officer director is, on the first business day following the annual stockholders meeting, granted a stock option to purchase 2,000 shares of EQS common stock at the closing sales price for shares of EQS common stock on that date. The Fund currently has no bonus, profit-sharing, pension or retirement plan. Any new director will automatically be granted an option to purchase 5,000 shares of EQS common stock on the first business day following such director's first board meeting.

      Under the Plan the Fund may grant stock options to eligible directors and officers for up to the number of shares of EQS common stock equal to 20% of the outstanding shares. At December 31, 2000, the Fund had outstanding stock options covering an aggregate of 306,773 shares. The Compensation Committee is responsible for granting awards of stock options under the Plan.

Cash Compensation

      The following table sets forth all cash compensation paid to the directors during or with respect to 2000, for services rendered in all capacities to the Fund.

                                                 Pension                 Long-term
                        Aggregate             or Retirement        Compensation Awards
                      Compensation         Benefits Accrued as     Number of Securities
Name of Director      from the Fund       part of Fund Expenses     Underlying Options
----------------      -------------       ---------------------     ------------------
Sam P. Douglass*        $0     (1)                 $0                        0
Gregory J. Flanagan     $39,500                    $0                    2,000
Robert L. Knauss        $39,500                    $0                    2,000
Nolan Lehmann*          $     0(1)                 $0                        0
Gary R. Petersen        $38,000                    $0                    2,000
John W. Storms          $39,500                    $0                    2,000
Francis D. Tuggle       $39,000                    $0                    2,000
Edward E. Williams*     $38,000                    $0                    2,000

----------
*     Designates an "interested person."

(1)   Mr. Douglass and Mr. Lehmann do not receive a salary from the Fund.

Options Granted During 2000

      The following table contains information concerning the grant of stock options under the Fund's incentive stock plan to directors and executive officers during 2000.

                                         % of Total
                                          Options
                                         Granted to
                                         Directors                              Potential Realizable Value at
                            Number of       and                                 Assumed Annual Rates of Stock
                           Securities     Officers                              Price Appreciation for Option
                           Underlying    in Fiscal    Exercise                             Term(1)
                             Options        Year        Price    Expiration     ------------------------------
          Name             Granted (#)      2000       ($/Sh)       Date              5%($)          10%($)
          ----             -----------      ----       ------       ----              -----          ------
Sam P. Douglass                   0          --          --          --                  --             --
Gregory J. Flanagan           2,000        16.7%        9.938      05/09/10          32,374          51,551
Robert L. Knauss              2,000        16.7%        9.938      05/09/10          32,374          51,551
Nolan Lehmann                     0          --          --           --               --               --
Gary R. Petersen              2,000        16.7%        9.938      05/09/10          32,374          51,551
John W. Storms                2,000        16.7%        9.938      05/09/10          32,374          51,551
Francis D. Tuggle             2,000        16.7%        9.938      05/09/10          32,374          51,551
Edward E. Williams            2,000        16.7%        9.938      05/09/10          32,374          51,551
-----------

(1) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the rules adopted by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Fund's stock price. The potential realizable values are based on an assumption that the stock price of the shares of EQS Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The values do not take into account amounts required to be paid as income taxes or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of up to four years.

Stock Option Exercises and Fiscal Year-End Values

      The following table sets forth certain information concerning the value of unexercised options held by each of the directors of the Fund at December 31, 2000.

                                                                   Number of Securities
                                                                  Underlying Unexercised       Value of Unexercised
                                                                        Options at            In-the-Money Options at
                                     Shares                          December 31, 2000         December 31, 2000(1)
                                   Acquired On       Value      --------------------------   --------------------------
                                    Exercise       Realized     Exercisable   Unexercisable  Exercisable  Unexercisable
                                    --------       --------     -----------   -------------  -----------  -------------
Sam P. Douglass (2)                      0            0           60,533          5,882          $0            $0
Gregory J. Flanagan                      0            0            8,999          2,001          $0            $0
Robert L. Knauss                         0            0            8,999          2,001          $0            $0
Nolan Lehmann (3)                        0            0           54,372          5,882          $0            $0
Gary R. Petersen                         0            0            8,999          2,001          $0            $0
John W. Storms                           0            0            7,999          2,001          $0            $0
Francis D. Tuggle                        0            0            7,999          2,001          $0            $0
Edward E. Williams                       0            0            8,999          2,001          $0            $0

----------
(1) The value is based on a closing sale price of $8.8125 per share on December 31, 2000.
(2) On September 30, 1999, Mr. Douglass exercised options to purchase 193,753 shares of common stock at $17.00 per share. The exercise price of $3,293,801, was paid in the form of a promissory note from Mr. Douglass to the Fund. The balance of such note was $2,680,527 as of December 31, 2000. The note bears interest at 5.42% per annum, has limited recourse, and is due on or before September 30, 2008. The note when issued was secured by the 193,753 shares, including any proceeds or dividends paid thereon. There are currently 206,959 shares of the Fund's common stock securing the note.
(3) On September 30, 1999, Mr. Lehmann exercised options to purchase 173,000 shares of common stock at $17.00 per share. The exercise price of $2,941,000, was paid in the form of a promissory note from Mr. Lehmann to the Fund. The note bears interest at 5.42% per annum, has limited recourse, and is due on or before September 30, 2008. The note when issued was secured by the 173,000 shares, including any proceeds or dividends paid thereon. There are currently 258,226 shares of the Fund's common stock securing the note.

Executive Officers of the Fund

      The executive officers of the Fund are: Sam P. Douglass, Chairman of the Board and Chief Executive Officer; Nolan Lehmann, President; Patrick M. Cahill, Vice President and Treasurer; Tracy H. Cohen, Vice President and Secretary; Gary
L. Forbes, Vice President and Randall B. Hale, Vice President. Executive officers receive no cash compensation from the Fund, but participate in the 1997 Stock Incentive Plan. See "Investment Management Agreement" and "Management Company" below.

For a description of the business background of each of Messrs. Douglass and Lehmann see "Nominees for Director" above.

Patrick M. Cahill       Mr. Cahill has been Treasurer of the Fund since March
Age 41                  1996 and a Vice President of the Fund since May 1994.
                        He has been a Vice President of the Management Company since April 1999. He has also been the Controller of the Management Company since May 1987. From June 1982 to May 1987, he was employed by Ernst & Young. Mr.
                        Cahill is a director of Champion Window, Inc. and The
                        Drilltec Corporation, which are privately owned companies in which the Fund has an investment. Mr.
                        Cahill is a certified public accountant

Tracy H. Cohen          Ms. Cohen has been Secretary of the Fund since March
Age 34                  1996 and a Vice President of the Fund since May 1995.
                        She has been Secretary of the Management Company since
                        April 1999. She has also been Investor Relations
                        Manager of the Management Company since April 1995.
                        From September 1990 to April 1995, she was employed by Arthur Andersen LLP. Ms. Cohen is a director of
                        Equicom, Inc. and Petrocon Engineering, Inc., which are privately-owned companies in which the Fund has an investment. Ms. Cohen is a certified public accountant.

Gary L. Forbes          Mr. Forbes has been a Vice President of the Fund since
Age 57                  December 1991. Mr. Forbes has been a Vice President of
                        the Management Company since November 1991. He is a director of Advanced Technical Products, Inc. and has served as Chairman of the Board since July 2000. He is also a director of Consolidated Graphics, Inc. and NCI
                        Building Systems, Inc. He is also a director of eight of the privately-owned companies in which the Fund has an investment. Mr. Forbes is a certified public accountant.

Randall B. Hale         Mr. Hale has been a Vice President of the Fund and the
Age 38                  Management Company since November 1992. He has been a
                        director of the Management Company since February 1996.
                        From June 1985 to October 1992, he was employed by Arthur Andersen LLP. Mr. Hale is a director of seven of the privately-owned companies in which the Fund has an investment. Mr. Hale is a certified public accountant.

Filing of Reports of Stock Ownership
      Under the federal securities laws, the Fund's directors, executive (and certain other) officers, and any persons holding more than ten percent of EQS Common Stock are required to report their ownership of EQS Common Stock and any changes in that ownership to the Fund and the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established by regulation and the Fund is required to report in this proxy statement any failure to file by these dates in 2000. All of these filings were satisfied by the Fund's directors, officers, and ten percent holders.

      As of April 1, 2001, the Fund believes that all directors, officers and ten percent holders are current in their filings. In making these statements, the Fund has relied on the written representations of its directors, officers and ten percent holders and copies of reports that they have filed with the SEC.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholder

      Other than Messrs. Douglass and Lehmann, the Fund does not know of any person who is a beneficial owner of more than 5% of the outstanding shares of EQS Common Stock.

Ownership of Management

      The following table sets forth at March 31, 2001, the number and percentage of outstanding shares of EQS Common Stock beneficially held by (i) each director and nominee for director of the Fund, and (ii) all officers and directors as a group. Under the rules of the SEC, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights, warrants or options. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

                                                                  Amount and Nature of
                                                                  Beneficial Ownership
                                                                  --------------------
                                                 Sole Voting      Options
                                                    and          Exercisable     Other
                                                 Investment        Within      Beneficial                    Percent
Title of Class               Name                  Power           60 days      Ownership         Total     of Class
--------------               ----                ---------         -------      ---------         -----     --------
Common Stock          Sam P. Douglass(1)            15,144         66,415        555,943(2)       637,502      9.1%
                      Gregory J. Flanagan            7,300          9,999              0           17,299        *
                      Robert L. Knauss                 614          9,999            399(3)        11,102        *
                      Nolan Lehmann(4)             362,693         60,284         37,923(5)       460,870      6.6 %
                      Gary R. Petersen               4,355          9,999              0           14,354        *
                      John W. Storms                 7,161          8,999              0           16,169        *
                      Francis D. Tuggle              3,000          8,999              0           11,999        *
                      Edward E. Williams            37,654          9,999              0           47,653        *

                      All directors and            895,469        300,767        594,265        1,790,501      25.7%
                         officers as a group
                         (twelve  persons)

*     Indicates less than one percent.
(1)   Mr. Douglass' address is 2929 Allen Parkway, Suite 2500, Houston, Texas
      77019.
(2) Includes (a) 24,102 shares held directly and in retirement accounts by Paula T. Douglass, Mr. Douglass' spouse, (b) 345,208 shares held by trusts for the benefit of members of Mr. Douglass' family of which Mr. Douglass is the trustee and a lifetime beneficiary, a trust of which Mr. Douglass is the beneficiary, and a trust of which Mrs. Douglass is the beneficiary, and (c) 186,633 shares held by Equus Corporation International, a Delaware corporation of which Mr. Douglass is the Chairman of the Board and Chief Executive Officer. Mr. Douglass disclaims beneficial ownership of all shares not directly owned by him.
(3) Includes 399 shares held by the Robert L. Knauss Defined Plan (the "Knauss Plan") of which Mr. Knauss is a control person. Mr. Knauss disclaims beneficial ownership of the shares held by the Knauss Plan.
(4)   Mr. Lehmann's address is 2929 Allen Parkway, Suite 2500, Houston, Texas
      77019.
(5) Includes (a) 5,253 shares held by Jeannie Lehmann, Mr. Lehmann's spouse and (b) 32,670 shares held by Lehmann Investments, L.P., of which Mr. Lehmann is the general partner. Mr. Lehmann disclaims beneficial ownership of all shares not owned directly by him.

                         INVESTMENT MANAGEMENT AGREEMENT

      The investments and business of the Fund are managed by the Management Company, pursuant to a Management Agreement (the "Management Agreement") initially approved by the stockholders of the Fund at a special meeting held on April 9, 1997.

      The Management Agreement provides that the Management Company shall provide, or arrange for suitable third parties to provide, any and all management and administrative services reasonably necessary for the operation of the Fund and the conduct of its business. Such management and administrative services include, without limitation, providing the Fund with office space, equipment, facilities and supplies and clerical services; keeping and maintaining the books and records of the Fund, and handling communications and correspondence with stockholders; preparing accounting, management and other reports; and providing such other managerial and administrative services as may be reasonably requested by the Fund to identify, evaluate, structure, monitor and dispose of the Fund's investments. In return for its services and the expenses which the Management Company assumes under the Management Agreement, the Fund pays the Management Company, on a quarterly basis, a management fee equal to 0.5% of the net assets of the Fund on the last day of each calendar quarter (2% per annum). The management fee is payable quarterly in arrears. The Management Company's management fee from the Fund was $1,911,274 for the year ended December 31, 2000. The total net assets of the Fund as of December 31, 2000, were approximately $90.9 million.

      Under the Management Agreement, the Fund is obligated to bear all costs and expenses directly allocable and identifiable to the Fund or its business or investments, including, but not limited to, all expenses with respect to investments or the acquisition or disposition thereof, expenses of registering the shares under federal and state securities laws, costs of printing proxies and other expenses related to meetings of stockholders, litigation expenses, costs of third party evaluations or appraisals of the Fund (or its assets) or its actual investments, fees of transfer agents and custodians, legal fees, fees of independent public accountants, expenses of printing and distributing reports to stockholders, securities holders and regulatory bodies, federal, state and local taxes, and other costs and expenses directly allocable and identifiable to the Fund or its business or investments.

      The Management Company also receives compensation for providing certain investor communication services of which $50,000 is included in the Statements of Operations for the year ended December 31, 2000.

      Certain officers and directors of the Fund serve as directors of Portfolio Companies. In consideration for such service, such officers or directors may receive and retain fees and non-employee director stock options from such Portfolio Companies. During 2000, the officers and directors of the Fund received $281,753 of director fees from Portfolio Companies.

      The Management Agreement will continue in effect until June 30, 2001, and from year-to-year thereafter provided such continuance is approved at least annually by (i) a vote of a majority of the outstanding shares of the Fund or
(ii) a majority of the directors who are not "interested persons" of the Fund, at a meeting called for the purpose of voting on such approval. The Management Agreement may be terminated at any time, without the payment of any penalty, by a vote of the Board of Directors of the Fund or the holders of a majority of the Fund's shares on 60 days' written notice to the Management Company, and would automatically terminate in the event of its "assignment" (as defined in the Investment Company Act).

                               MANAGEMENT COMPANY

      The Management Company was organized as a Delaware corporation on September 27, 1983, and maintains its offices at 2929 Allen Parkway, Suite 2500, Houston, Texas 77019. The Management Company's sole activity is to perform management, administrative and investment advisory services for the Fund, Equus Capital Partners, L.P. and Equus Equity Appreciation Fund, L.P. The Management Company is a registered investment adviser under the Investment Advisers Act of 1940.

      The officers and directors of the Management Company are: Sam P. Douglass, Chairman of the Board and Chief Executive Officer; Nolan Lehmann, President and director; Randall B. Hale, Vice President and director; Paula T. Douglass, director; S. Preston Douglass, Jr., director, Patrick M. Cahill, Vice President; Gary L. Forbes, Vice President; and Tracy H. Cohen, Secretary. For a description of the business background of each of Messrs. Sam P. Douglass, Lehmann, Hale, Cahill, and Forbes and Ms. Cohen see "Nominees for Director" and "Executive Officers of the Fund" above. A description of the business background of Paula
T. Douglass and S. Preston Douglass, Jr., is set forth below. The business address of the Management Company's officers and directors is 2929 Allen Parkway, Suite 2500, Houston, Texas 77019, except for S. Preston Douglass, Jr. whose address is 2626 South Padre Island Drive, Corpus Christi, Texas 78413.

      Paula T. Douglass, age 49, has been a director of ECI since December 1978 and the Management Company since July 1993. Since February 1998, Ms. Douglass has been Chairman and Chief Executive Officer of Cinema Film Systems, Inc. She served as Chairman and Chief Executive Officer of CFS/Rentec, Inc. from February 1998 through December 2000. She also served as Chairman of Iwerks Entertainment, Inc. from January 1995 to March 1997. From September 1988 to September 1990 she was employed as an attorney by Fulbright & Jaworski, LLP. Ms. Douglass is a licensed attorney.

      S. Preston Douglass, Jr. age 39, has been a director of the Management Company since July 1993. He has been Chairman, CEO, and President of Corpus Christi Harley Davidson since March 2000. He was a partner in the law firm of Wallace, Machann, Jackson, Williams & Douglass, in Kerrville, Texas from January 1989 until March 2000. Mr. Douglass was a prosecutor in the 216th Judicial District in Kerrville, Texas from December 1987 to December 1988. He is a licensed attorney and former President of the Kerr County Bar Association.

      There is no family relationship between any independent director of the Fund and any director or officer of the Management Company. Paula T. Douglass is the wife of Sam P. Douglass and S. Preston Douglass, Jr. is the son of Sam P. Douglass.

      As a result of its stock ownership in the Management Company, ECI has 80% voting control of the Management Company.

              ITEM 2 - RATIFICATION OF THE SELECTION OF INDEPENDENT
                              AUDITORS FOR THE FUND

      The Board, including a majority of the Fund's Independent Directors, has selected the accounting firm of Arthur Andersen LLP to audit the Fund's financial statements for, and otherwise act as the Fund's independent accountants with respect to the fiscal year ending December 31, 2001. The Fund's engagement of Arthur Andersen LLP is conditioned on the Fund's right (exercised by a vote of a majority of its outstanding securities at any meeting called for such purpose) to terminate at any time, with or without cause and without penalty, such employment. In accordance with the Board's resolution, the selection of Arthur Andersen LLP for the current fiscal year is submitted to stockholders for ratification. The Fund knows of no direct or indirect financial interest of Arthur Andersen LLP in the Fund.

      Arthur Andersen LLP has served as the independent accountants for the Fund since its organization in 1991. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be available to make a statement, if he or she so desires, and to respond to appropriate questions of the stockholders.

      During 2000, the Fund retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

                     Audit Fees                   $78,750
                     All Other Fees               $32,210

      During 2000, Arthur Andersen LLP provided audit and tax services to the Management Company and Equus Capital Corporation and was paid an aggregate amount of $31,000.

      The Audit Committee has considered whether the provision of non-audit services by the Fund's principal auditor is compatible with maintaining auditor independence.

      The proposal to ratify the appointment of Arthur Andersen LLP as the Fund's independent auditors requires the affirmative vote of a majority of the outstanding shares of EQS Common Stock represented and entitled to vote at the Annual Meeting.

      The Board unanimously recommends that each stockholder vote "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Fund.

               ITEM 3 - AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN

      The Board of Directors recommends that stockholders approve an amendment to the Fund's 1997 Stock Incentive Plan to provide for the grant of dividend equivalent rights in conjunction with the grant of stock options and incentive stock options.

      The plan plays an integral role in retaining the services of experienced personnel, in encouraging such personnel to have a greater personal financial investment in the Fund, and to align the interests of personnel with those of the stockholders through increased employee ownership of the Fund. The Fund originally authorized the issuance of 836,953 shares, which increased to 1,334,915 shares as of December 31, 2000, pursuant to the terms of the plan. To date the Fund has granted options covering a total of 963,131 shares.

      The exercise price of options granted under the plan is set at the fair market value of the common stock on the date an option is granted. This pricing formula does not take into account any income or capital gain distributions made by the Fund. As a general rule, the market price of the Fund's common stock declines by the amount of any distribution made by the Fund, since the distribution reduces the net asset value per share. As the Fund is required to distribute its realized capital gains annually in order to maintain its status as a regulated investment company under the Internal Revenue Code of 1986, it has become apparent that the options granted under the Plan do not fulfill the purpose that was intended, which was to provide long-term incentive compensation to management. Because of dividends made by the Fund, the market price of the Fund's common stock has dropped below the exercise price of the options.

      To address this problem the Board of Directors proposes to amend the plan to provide for the grant of dividend equivalent rights. Generally, a dividend equivalent right will provide each holder of an option with the right to receive amounts on shares of common stock subject to an option equal to the dividend distributions paid on all outstanding shares of common stock. These rights may be paid currently or deferred and settled at the time an option is exercised.

      A copy of the amendment is included as Appendix B.

      The amendment to the plan must be approved by the holders of at least a majority of the outstanding shares of EQS common stock present, or represented, and entitled to vote at the Annual Meeting. In the event that such stockholder vote is not obtained, the Fund will not issue any options with dividend equivalent rights, but awards may continue to be made under the terms of the plan as currently in effect.

      The following is a summary of the principal features of the plan:

General Information

      Eligibility. Directors and officers of the Fund who are responsible for or contribute to the management, growth, success, and profitability of the Fund and who are designated by the administrators of the Plan.

      Authorized Shares and Adjustments. The aggregate number of shares that may be purchased under the plan for all participants and for all types of awards is currently 1,334,915 shares (which represents 20% of the number of shares of common stock outstanding as of December 31, 2000). These numbers include shares previously issued or subject to prior plan awards. If an option or award lapses or is terminated or canceled without issuance of shares, the unissued shares subject to such option or award will again be available for grant under the plan.

      If there is a stock split, stock dividend, reclassification of shares, or other similar corporate event affecting the Fund's shares, appropriate adjustments will be made in the number and kind of shares that can be issued under the plan and the number and kind of shares and exercise prices of options or awards outstanding at the date of such event. No officer may be granted in any fiscal year of the Fund options or rights to acquire in the aggregate more than 500,000 shares of common stock.

      Administration. The plan is administered by a committee appointed by the Board that, to the extent required to qualify for the exemption contained in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, must include at least two directors. Members of the compensation committee are not eligible to receive discretionary options or awards under the Plan. Dr. Edward E. Williams, Gary R. Petersen, and Robert L. Knauss are the members of the committee.

Types of Awards

      The plan authorizes the grant, either alone or in combination, of (i) "nonqualified" stock options that do not qualify for beneficial treatment under the Internal Revenue Code, (ii) incentive stock options under Section 422A of the Internal Revenue Code, (iii) alternate appreciation rights, (iv) limited rights, and (v) dividend equivalent rights. Any award granted under the plan must be evidenced by a written award agreement.

      Stock Options. The committee may grant options qualifying as incentive stock options under the Internal Revenue Code and nonqualified stock options. Subject to certain terms and conditions provided in the plan, options granted under the plan are exercisable at the price and on the terms determined by the committee. The exercise price of options may not be less than the fair market value of the common stock at the date of grant. Options are exercisable at such times as provided in the award agreement although options may not be exercised prior to six months after the date they are granted and the option period for any award may not exceed ten years. Payment of the exercise price of an option may be made in cash, and in the discretion of the committee, with such other consideration as the committee may specify and as is permitted under the Investment Company Act. Consistent with Section 422A of the Internal Revenue Code and the regulations thereunder, the plan contains certain limits on the value of incentive stock options that may be exercised during a year and restrictions on the exercise price and period of incentive stock options granted to employees who own more than 10% of the Fund's Common Stock.

      Unless otherwise provided in the award agreement, options terminate three months after an option holder's termination of employment for any reason other than death, retirement, disability, or termination by the Fund without cause. In the event of the termination of employment because of death, the option holder's estate may exercise his or her options during the one-year period following death. In the event of termination of employment because of disability or retirement, the option holder may exercise his or her options during the 36-month period following his or her termination. In the event of termination of employment by the Fund without cause, all options shall vest and the option holder may exercise his or her options during the 60-month period following his or her termination. The termination of an officer's services does not otherwise accelerate the termination date of his or her options.

      Alternate Appreciation Rights. Concurrently with or subsequent to the award of a stock option, the Committee may award to the option holder with respect to each share of common stock covered by an option, a related alternate appreciation right, permitting the option holder to be paid the appreciation on the option in lieu of exercising the option. Alternate appreciation rights are exercisable subject to the same terms and conditions as the related options; provided, however, that alternate appreciation rights may be exercised only if and to the extent that any payment on the alternate appreciation rights would not result in a greater dilution of the interests of the Fund's stockholders than would result, if instead of the alternate appreciation rights, the stock options to which they relate were exercised. The amount to be paid on an alternate appreciation right is the difference between the fair market value of a share of common stock and the option price per share on the exercise date. Payment of alternate appreciation rights will be made in shares of common stock determined by dividing the payment amount by the current market value of a share of common stock on the exercise date. Exercise of an alternate appreciation right will cancel an equal number of options related to the alternate appreciation right. Unless otherwise provided in the award agreement, alternate appreciation rights terminate three months after an option holder's termination of employment for any reason other than retirement or disability. In the event of termination of employment because of disability or retirement, the option holder may exercise his or her alternate appreciation rights during the six-month period following his or her termination.

      Limited Rights. Concurrently with or subsequent to the award of a stock option, the committee may grant with respect to each share of common stock covered by an option, a related limited right permitting the option holder, during a specified time period, to be paid the appreciation on the option in lieu of exercising the option. Limited rights are exercisable in full for a period of seven months following the date of a "change in control" of the Fund. A change in control of the Fund is defined as a change in a majority of the directors of the Fund within one year following certain designated transactions, including a tender offer, merger, or proxy contest, the acquisition of 51% or more of the shares of common stock by an unaffiliated person, entity, or group, or the termination of the Management Company as investment adviser to the Fund. The amount to be paid on a limited right is the difference between the option price per share of common stock covered by the related option and the greater of
(i) the highest price per share paid in connection with the change in control or
(ii) the highest price per share of the common stock on the New York Stock Exchange during the 60-day period prior to the change in control; provided, however, that limited rights may be exercised only if and to the extent that any payment on the limited rights would not result in a greater dilution of the interests of the Fund's stockholders than would result, if instead of the limited rights, the stock options to which they relate were exercised. Payment of the limited right will be made in cash.

      Unless otherwise provided in the award agreement, limited rights terminate upon an option holder's termination of employment for any reason other than retirement or disability. In the event of termination of employment because of disability or retirement, the option holder may exercise his or her limited rights during the six-month period following his or her termination. Terminations following a change in control (except for "just cause") do not terminate a limited right.

      Dividend Equivalent Rights. Concurrently with or subsequent to the award of an option, the committee may award to the holder of an option a related dividend equivalent right granting the holder the right to receive, for a period of time to be determined by the committee, an amount for each share of common stock subject to the option equal to each cash payment, stock dividend, or other distribution declared and paid on each share of outstanding common stock. The period may not extend beyond the expiration date of the option. Payment of a dividend equivalent right may be immediate or deferred and in the form of cash or common stock, or a combination of cash and common stock. If immediate, the Fund will pay such amount within 90 days after the Fund has paid a dividend to holders of common stock. If deferred, the payments will accumulate (with interest computed in a manner to be determined by the committee) or may be deemed to be reinvested in additional shares of common stock, which may thereafter accrue additional equivalents, until a date or event specified by the committee and then shall be made within 30 days after the occurrence of the specified date or event, unless the right is forfeited under the terms of the plan. Any reinvestment will be at fair market value on the date of reinvestment. A dividend equivalent right may provide that it may be settled upon exercise of the option to which it relates. To the extent permitted by the Investment Company Act, the committee may provide that in lieu of paying the amount of a deferred dividend equivalent right to an option holder in cash upon settlement of the right, the exercise price of the option to which the dividend equivalent right relates shall be reduced by the amount of the deferred dividend equivalent right. Each dividend equivalent right terminates upon termination of the option to which it relates.

      Automatic Option Awards. Each non-officer director serving on the Board on April 1, 1997, was granted a nonqualified stock option to purchase 5,000 shares of common stock of the Fund that vested 50% immediately and 16-2/3% on the first, second, and third anniversaries of the date of grant. Each new non-officer director will be granted upon his or her election a nonqualified stock option for a similar number of shares. In addition, beginning with the 1998 annual meeting of stockholders, each individual elected as a non-officer director is granted, on the first business day following the annual meeting of stockholders, a nonqualified stock option to purchase 2,000 shares of common stock. The exercise price of the options will be the closing price of the common stock on the New York Stock Exchange on the date the option is granted. Each option will be exercisable during the period beginning six months after the date of grant and ending ten years after the date of grant. In the event of the termination of a director's services because of death, permanent disability, or retirement, any unvested options shall vest and the director or, if the director is not living, the director's estate, may exercise his or her options during the one-year period following the date of death, permanent disability, or retirement. The termination of a director's services will not otherwise accelerate the termination date of his or her options.

Amendment and Termination

      The Board may amend, alter, or discontinue the plan at any time, provided that no amendment, alteration, or discontinuance may be made that would impair the rights of an award holder without his or her consent. The Board may not, without the prior approval of stockholders, amend the plan to increase the number of shares reserved for grant under the plan, change the employees eligible to participate, or otherwise if a stockholder vote is required to comply with any tax or regulatory requirement.

Tax Consequences

      Set forth below is a summary of the federal income tax consequences relating to awards granted under the plan.

      Stock Options. The grant of a nonqualified stock option or an incentive stock option will not result in income for the grantee or in a deduction for the Fund.

      The exercise of a nonqualified stock option will result in ordinary income for the option holder and a deduction for the Fund measured by the excess of the fair market value of the shares received at the time of exercise over the option price. Income tax withholding would be required.

      The exercise of an incentive stock option would not result in income for the option holder if the option holder (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Fund or a subsidiary of the Fund from the date of grant until three months after the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Fund would not be entitled to a deduction. The excess of the fair market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. Officers of the Fund are considered to be employees of the Fund under applicable federal income tax regulations.

      If the holder of an incentive stock option disposes of the shares prior to the expiration of the holding periods, the option holder would recognize ordinary income and the Fund would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

      Alternate Appreciation Rights and Limited Rights. The grant of an alternate appreciation right or limited right would not result in income for the grantee or in a deduction for the Fund. Upon exercise of an alternate appreciation right or limited right, the grantee would recognize ordinary income and the Fund would be entitled to a deduction measured by the fair market value of the shares or cash received. Income tax withholding would be required.

      Dividend Equivalent Rights. The IRS has not provided formal guidance on the income tax consequences of the receipt of dividend equivalent rights. However, under the principles of Section 83 of the Internal Revenue Code, the holder of a dividend equivalent right should not recognize ordinary income until the dividend is received by the holder. When the dividend is received, the holder should recognize ordinary income equal to the amount of cash received plus the fair market value of any common stock or other property received.

      The deductions available to the Fund upon the exercise of stock options are subject to certain limitations contained in Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code places a $1 million cap on the deductible compensation that can be paid to certain executives of publicly traded corporations. Under the plan, no officer may be granted in any fiscal year of the Fund options or rights to acquire in the aggregate more than 500,000 shares of common stock. This annual limit is intended to provide that grants under the plan qualify as "performance based" compensation under Section 162(m)(4)(C) of the Code and will therefore be exempt from the cap and do not count toward the $1 million limit.
      Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law shares received pursuant to the exercise of a stock option or other purchase right is treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of six months after the date of exercise. Accordingly, the amount of ordinary income recognized, and the amount of the Fund's deduction are determined as of such date unless the option holder makes an election under
Section 83(b) of the Code to make such determination as of the exercise date.

      The Fund believes that the plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

      The foregoing does not constitute a definitive statement of the federal income tax effects of options under the plan, and each participant in the plan should consult with his or her own tax advisor to determine the particular tax effects of the provisions discussed herein.

      The Board unanimously recommends that each stockholder vote "FOR" the approval of the amendment to the 1997 Stock Incentive Plan, and your proxy will be so voted if the proposal is presented unless you specify otherwise. If the stockholders do not approve the amendment of the 1997 Stock Incentive Plan, the amendment will not go into effect and the Board of Directors will consider whether to adopt some alternative arrangement based on its assessment of the Fund's needs.

                       ITEM 4 - SHAREHOLDER PROPOSAL NO. 1

      The Fund has been notified that Mr. Ronald Mass intends to present the proposal set forth below for consideration at the annual meeting. The address and stock ownership of the proponent will be furnished by the Secretary of the Company to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefor.

      "Resolved: That shareholders of Equus II Incorporated (the "Fund"), recommend the Board of Directors take action to ensure that the Fund shares trade at less than a 5% discount to net asset value (NAV). Suggested alternatives include (1) conversion to an open-end investment company; (2) liquidation of the fund; or (3) a commitment to conduct tender offers annually for at least 40% of the shares outstanding at NAV whenever the discount exceeds an annualized average of 5% over the previous calendar year."

Supporting Statement:

      Many other closed-end funds have taken significant steps to narrow or eliminate the discount to NAV. Examples of these funds include the Latin America Smaller Companies Fund (LLF), the Fidelity Advisor Emerging Asia Fund (FAE), the TCW/DW Emerging Markets Opportunities Trust (EMO), the Latin America Investment Fund (LAM), the Emerging Markets Infrastructure Fund (EMG), the Jardine Fleming China Fund (JFC), the Jardine Fleming India Fund (JFI), the India Growth Fund
(IGF), the United Kingdom Fund, the Taiwan Equity Fund (TYW), and the Worldwide Dollarvest Fund (WDV). These steps include converting to an open-end investment company, liquidating the fund, and conducting sizeable tender offers on an annual basis. Meanwhile our Board of Directors refuses to take meaningful action. It appears that our Fund Manager is more interested in collecting its annual management fee than reclaiming value for shareholders.

      A vote FOR this proposal is a vote FOR our right to recoup the losses we suffer as our shares sink further from Net Asset Value.

Vote Required and Board Recommendation

      The affirmative vote of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the proposal. Under New York Stock Exchange Rules, brokers who hold shares for the accounts of their clients do not have the discretionary authority to vote such shares with respect to this proposal.

      The Board of Directors, including all of the Independent Directors, strongly and unanimously opposes the stockholder proposal described above and urges all stockholders to vote "Against" the proposal for the following reasons:

      The Board and management are keenly aware of the performance of the stock of the Fund, particularly with respect to the market discount from net asset value. We have continuously challenged ourselves and our advisors for constructive ideas and methods to reduce this discount.

      In 1995, the Board of Directors established the Committee to Study Methods for the Enhancement of Shareholder Value, which has continually focused on this issue. The Board of Directors and management have taken significant actions to enhance the Fund's share value and reduce the discount from net asset value, including:

      o Announcing the Fund's net asset value weekly through various publications and daily on our Internet site (www.equuscap.com).

      o Adopted a fixed dividend policy in 1995 to distribute at least $0.50 per share annually, which we increased to $0.60 per share in 2000. In addition, the Fund has distributed all capital gains in excess of the minimum dividend amount, which in 1999 resulted in a dividend of $4.25 per share, approximately 25% of the Fund's market price prior to such dividend.

      o Transferred the listing of the Fund's common stock from the American Stock Exchange to the New York Stock Exchange for greater exposure and recognition.

      o Restructured the advisory agreement with Equus Capital Management Corporation in 1997 to provide incentive compensation to management through stock and stock options. This major event extinguished approximately $13.5 million in accrued liabilities at a significant discount. Management now owns in excess of 22% of the outstanding common stock of the Fund.

      o Adopted open-market stock repurchase programs on four different occasions since 1994, repurchasing a total of 733,500 shares (approximately 10% of the outstanding shares) and adding approximately $1.04 in net asset value per share to the remaining shares. At its February 2001 meeting the Board authorized another program to repurchase up to 5% of the outstanding shares of the Fund on the open market over the next six months.

Advantages of the Closed-End Structure

      The Fund's investment objective is to seek long-term capital appreciation by making investments in equity and equity-oriented securities issued by privately owned companies in negotiated transactions. As a business development company, the Fund must maintain 70% of its total assets in certain types of securities, purchased in private transactions from eligible portfolio companies that at the time of investment do not have any class of marginable securities listed on a national stock exchange. The closed-end structure of the Fund was specifically chosen to enable it to acquire and hold a portfolio of private and small capitalization, emerging growth stocks, including unlisted and restricted securities. The SEC has stated that the usual maximum aggregate holdings of illiquid assets by an open-end company is 15% of the value of its net assets. Currently, investments in illiquid assets comprise approximately 96% of the Fund's net assets. Accordingly, open-ending would effectively require that the Fund withdraw its election to be a business development company.

      The closed-end structure also allows the Fund to put more of your investment to work for you. Because an open-end fund must redeem shares upon demand, such a fund has to maintain significant cash reserves, and may be forced to sell its portfolio securities to meet redemption needs, even if such sales are disadvantageous to the fund's other stockholders. Many of the securities held by the Fund are subject to legal and contractual restrictions on resale, and could not be sold at efficient prices on short notice. The relatively stable asset base of a closed-end fund allows a portfolio manager to invest with the longer-term outlook necessary for small companies to fully mature and realize maximum capital appreciation potential. It is the Fund's emphasis on small capitalization issuers and restricted securities that provides a unique opportunity to stockholders.

Adverse Consequences of Converting to an Open-End Fund

      Your Board believes that conversion to an open-end fund may have adverse consequences for our long-term stockholders. First, conversion would raise the possibility of the Fund suffering substantial redemptions of shares, particularly in the period immediately following conversion. For example, the TCW/DW Emerging Markets Opportunities Trust cited by Mr. Mass had its net asset value reduced by 45% within five days following conversion and by 82% within one year. Converting would also have the effect of significantly increasing stockholder expenses on a per share basis. The potential capital outflow that may occur upon conversion would reduce the Fund's economies of scale and result in higher relative per share expenses. The conversion itself would create significant one-time expenses associated with the conversion and a number of new ongoing expenses in order to operate as an open-end company, including sales, marketing, advertising and distribution expenses and additional compliance, legal, custodial and transfer agency fees. Your Board believes that many stockholders who would otherwise choose to remain stockholders of the Fund in closed-end form may nonetheless choose to redeem if the Fund were to convert to an open-end fund. As an open-end fund, the Fund could retain its current size in the face of redemptions only if it can sell additional shares. Since it is not part of a fund series, it would be difficult for the Fund to generate any significant market interest in its shares.

      Second, if redemptions upon conversion were significant, the Fund would have to liquidate a substantial portion of its holdings to generate cash. The liquidation of portfolio securities could trigger a significant tax liability for the Fund and all remaining stockholders as the Fund sells portfolio securities and realizes capital gains. The stockholders that forced the sale of the portfolio securities in order to meet redemptions would not bear a portion of this liability.

      A study conducted by CDA/Wiesenberger in 1998 (1), an independent mutual fund tracking service, on the impact open-ending has on a fund's long-term stockholders provides empirical evidence that long-term stockholders can be harmed by a conversion. The study reviewed the conversion of 10 closed-end funds and found that:

      o Within six months after conversion, the converted funds experienced an average decrease in net assets of 28.18%.

      o The converted funds' average expense ratio increased from 1.33% to 1.89%.

      o The amount of cash held by the converted fund rose from an average of 2.44% of assets as a closed-end fund to 7.75% of assets as an open-end fund.

      o Stockholders experienced significant tax liability as they received post-conversion capital gains distributions averaging $6.21 per share versus an average distribution during the five years prior to conversion of $1.20 per share.

----------
(1) Copyright(C) 1998 Wiesenberger, A Thomson Financial Company, Reprinted by permission. (The study can be found at http://www.wiesenberger.com/resources/studies/pr-openending.shtml, or a hard copy may be obtained by contacting us directly by telephone or with a written request addressed to Equus II Incorporated at 2929 Allen Parkway, Suite 2500, Houston, Texas 77019, telephone number 713-529-0900.)

Advantages of an Open Market Repurchase Program and Disadvantages of Conducting a Tender Offer

      As stated above, the Board has regularly reviewed the amount of discount and has carefully evaluated possible options to narrow the discount, including conducting a tender offer for Fund shares. Based upon these deliberations, the Board has adopted several open market share repurchase programs instead of a tender offer because it believes that an open market share repurchase program will create more value for the Fund's long-term stockholders. When the Fund purchases shares on the open market at the discounted market price, the Fund's remaining stockholders experience an increase in their net asset value per share. This increase comes from the Fund's "capturing" the discount on the shares repurchased. If alternatively the Fund conducts a tender offer for its shares at net asset value, it would be only the stockholders who tender their shares who realize the benefit of "capturing" the discount, not the Fund's long-term stockholders.

      In order to conduct a tender offer, the Fund would have to comply with a burdensome series of rules under the federal securities laws governing tender offers. The costs associated with preparing and filing the tender offer statement and conducting the tender offer would be significantly higher than the costs associated with the open market share repurchase program. These additional costs would be borne by all stockholders. Furthermore, a tender offer for 40% of the outstanding shares of the Fund as requested by Mr. Mass would require the Fund to raise over $35 million in cash, through borrowings or the liquidation of portfolio securities, which would certainly interfere with the management of the Fund.

      For these reasons, your Board has determined that adopting an open market share repurchase program, not conducting a tender offer, is in the best interests of the Fund's long-term stockholders.

Adverse Consequences of Liquidation

      The securities acquired by the Fund generally require four to seven years to reach maturity. The average holding period for investments in the Fund's current portfolio is almost four years, and several have been held for more than ten years. Contractual or practical limitations may restrict the Fund's ability to liquidate its securities in portfolio companies since in most cases such companies are privately held and the Fund may own a relatively large percentage of the issuer's outstanding securities. Currently, approximately 96% of the Fund's portfolio is in securities that are not registered. The number of potential purchasers for the Fund's private investments is a finite group of institutional and sophisticated investors. Sales are generally negotiated on an individual security and purchaser basis. Under circumstances where the Fund seeks to liquidate these investments other than in an orderly manner, it is unlikely that the Fund will realize the value at which these investments are currently carried. Consequently, the Board does not believe that a forced liquidation of the Fund is in the best interest of the Fund's long-term stockholders.

Your Board has Addressed the Existence of a Discount

      Your Board believes the discount needs to be considered in context. Most closed-end funds characteristically trade at a discount. In fact, of the 41 general and specialized equity closed-end funds included in the Wall Street Journal listing for December 29, 2000, thirty-four funds (83% of the total) traded at a discount, including 29 funds (71% of the total) whose market discount was greater than 5 %.

      Although the Board of Directors believes that (i) the advantages of remaining a closed-end fund outweigh the one-time benefit from open-ending, (ii) the advantages of an open market repurchase program outweigh the benefits of a tender offer, and (iii) liquidation of the Fund is inappropriate at this time, your Board does recognize that the existence of a market discount to our net asset value is a significant matter for our shareholders. Your Board has diligently examined this issue and has been active in seeking to address it in a manner that is consistent with the interests of all of the Fund's stockholders. When appropriate, the Board and Management of the Fund have consulted with investment bankers and other experts about strategies to improve the performance of the Fund's stock. In evaluating each option, the Board has carefully considered whether the implementation of the option would be in the best interest of the Fund's long-term stockholders and whether there is sufficient evidence to suggest the implementation of the option could have a measurable effect on the discount. The Board has also considered the experiences of other funds and the actions they have taken to reduce the discount. These deliberations have led the Board to take significant actions in an effort to reduce the discount. Your Board will continue to evaluate any options that it believes will help reduce the discount.

      The Board believes that the Fund's stockholders will realize greater returns on their investments if the Fund maintains its present course of selling its portfolio securities in a systematic manner over time, and reinvesting the capital from such sales in new portfolio companies, while distributing all net capital gains to the Fund's stockholders. However, the proposal, if adopted by shareholders and The Board of Directors, would put the Fund into play, and could thereby impede the Board's ability to pursue alternative strategies that could result in greater long-term value for stockholders.

      Therefore, the Board of Directors, including the Independent Directors, unanimously recommends that the stockholders of the Fund vote "Against" Item 4 - Shareholder Proposal No. 1.

                       ITEM 5 - SHAREHOLDER PROPOSAL NO. 2

      The Fund has been notified that Mr. James McRitchie and Ms. Myra Young intend to present the proposal set forth below for consideration at the annual meeting. The address and stock ownership of the proponents will be furnished by the Secretary of the Company to any person, orally, or in writing as requested, promptly upon receipt of any oral or written request therefore.

      "Whereas: Equus II Incorporated currently trades at a relatively deep discount to net asset value;

      Whereas: some shareholders lack the time and expertise to make intelligent voting decisions, yet recognize management's recommendations may sometimes be affected by conflicts of interest;

      Whereas: proxy advisory firms have established reputations for sound independent advice, with their recommendations sometimes dramatically increasing institutional votes in opposition to management;

      Whereas: shareholders have a common interest in obtaining sound independent advice, but often insufficient private interest to justify paying for it individually (the "free-rider" problem);

      Therefore be it resolved: that Equus II Incorporated shareholders request the Board of Directors to hire a proxy advisory firm, chosen by shareholder vote. Shareholders request the Board to enact this resolution in time to hold the vote at the year-2002 shareholder meeting, with the following features:

      o To insulate selection from Fund management influence, any proxy advisory firm could put itself on the proxy by:

            *     paying an entry fee,

            * declaring the price ($5000 limit) for advisory services for the coming year, and

            * providing the address of a website describing their proposed services and qualifications.

      o The winning advisor would be paid its declared price by the Fund, and would make advice freely available to all Fund shareholders for the subsequent year on all matters put to shareholder vote, except director elections (excluded to satisfy SEC rule 14a-8(i)(8).

      o Advice could relate to such matters as open-ending or liquidation, mergers, stock option plans, and shareholder proposals.

      o Summary advice could be included in the Fund proxy, with references to a website and/or a toll-free phone number for more detail.

      o Performance of the advisory firm would not be policed by Fund management, but rather by gain or loss of the advisor's reputation with shareholders.

      o The decision of whether to hire proxy advisory firms in later years would be decided by future shareholder votes."

Supporting Statement:

      Like the Fund's external auditor, the proxy advisor should be paid with Fund funds, giving shareholders an independent professional opinion. Independence is further enhanced when shareholders choose the advisor.

      The conflicts of interest between managers and shareholders are described in Robert Monks and Nell Minow's 1996 book Watching the Watchers, along with shareholders' "free rider" and "rational ignorance" problems.

      Proxy advisory firms such as Proxy Monitor (http://proxymonitor.com), Institutional Shareholder Services (http://iss.cda.com), and Investor Responsibility Research Center (http://www.irrc.org) are frequently cited in the financial press. Examples are "Venator Holders Are Urged to Support Dissent Slate" (The Wall Street Journal 07/06/1999) and "ISS's influence Grows In Proxy, Option Matters" (The Wall Street Journal 11/10/1997).

      Articles discussing the company-pay system for proxy advice and developments that may follow are on the Corporate Monitoring website (http://www.corpmon.com/publications.htm). General background materials on corporate governance can be found at Corporate Governance
(http://www.corpgov.net) and The Corporate Library
(http://www.thecorporatelibrary.com).

Vote Required and Board Recommendation

      The affirmative vote of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the proposal. Under New York Stock Exchange Rules, brokers who hold shares for the accounts of their clients do not have discretionary authority to vote such shares with respect to the proposal.

      The Board of Directors, including all of the Independent Directors, strongly and unanimously opposes the stockholder proposal described above and urges all stockholders to vote "Against" the proposal for the following reasons:

      o     The proposal involves additional cost to the proxy process.

      o There is a significant volume of published research and other literature regarding the Fund and issues of importance to the Fund's stockholders (made even more accessible by the Internet), and a proxy advisory firm would offer little marginal benefit in communicating with stockholders.

      o Five of the Fund's eight directors are deemed disinterested directors under the Investment Company Act and six of the Fund's eight directors are deemed to be independent under the rules of the New York Stock Exchange. Consequently, the influence of management over the Board of Directors is limited.

      o The Fund's experience has been that proxy advisory firms, particularly those acting for a small fee, can only spend a short period of time studying any particular company and tend to analyze proposals solely by comparing them to industry norms that may not be relevant to the Fund. Moreover, since each advisory firm has its own set of criteria by which proposals are evaluated, different advisory firms have arrived at different conclusions with respect to the same proposal.

      o The proposal precludes the Board from screening applicants to determine their qualifications and from limiting the number of firms that may take advantage of the proposal.

      o The proposal does not require that proxy advisory firms disclose any information about themselves, their expertise, prior experience, quality of work, reliability, reputation, or the type of work that they perform. In addition, there is no procedure by which the Fund or its stockholders may inquire about these factors in order to make a fully informed decision.

      o The proposal precludes the Board from evaluating the advisory firm's recommendations or the process by which the evaluations are made. The absence of such checks is not in the best interests of our stockholders.

      Therefore, the Board of Directors, including the Independent Directors, unanimously recommends the stockholders of the Fund vote "Against" Item 5 - Shareholder Proposal No. 2.

                                  OTHER MATTERS

      The Board knows of no matters other than those listed in the Notice of Annual Meeting that are likely to come before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the individuals named as proxies will vote in accordance with their best judgment on such matters.

      In the event that sufficient votes in favor of the proposals set forth in the Notice of the Annual Meeting and Proxy Statement are not received by the time scheduled for the Annual Meeting, the individuals named as proxies may move for one or more adjournments of the Annual Meeting to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at an Annual Meeting.

                                  ANNUAL REPORT

      The financial statements of the Fund are contained in the 2000 Annual Report to Stockholders, which has been provided to the stockholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material. A copy of the Fund's Annual Report to Stockholders is available without charge upon request. Please direct your request to Equus II Incorporated, Attention: Investor Relations, P. O. Box 130197, Houston, Texas 77219-0197, and (713) 529-0900.

                         STOCKHOLDER PROPOSALS FOR 2002
                                 ANNUAL MEETING

      Under the regulations of the SEC, an EQS stockholder may submit a proposal on proper subject for action at the 2002 Annual Meeting of Stockholders. All proposals must be mailed to the Fund, c/o Equus Capital Management Corporation, 2929 Allen Parkway, Suite 2500, Houston, Texas 77019, attention: Nolan Lehmann, and must be received at that address no later that December 1, 2001, in order to be considered for inclusion in the Fund's proxy statement and form of proxy for the 2002 Annual Meeting. Submission of a stockholder proposal does not guarantee inclusion in the Fund's proxy statement or form of proxy because certain SEC rules must be met.

      Under the Fund's Bylaws, if a stockholder wishes to make a director nomination at a stockholders' meeting, written notice of such stockholder's intent to make such nomination must be given, either by personal delivery or by U.S. mail, postage prepaid, to Tracy H. Cohen, Secretary, Equus II Incorporated, 2929 Allen Parkway, Suite 2500, Houston, Texas 77019, not less than 60 nor more than 90 days prior to the meeting; provided, however, that in the event less than 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the fifth day following the day on which such notice is mailed or such public disclosure was made. Each such notice must set forth certain information specified in the Fund's Bylaws.

      The Bylaws also provide that no business may be brought before an annual meeting unless it has been properly brought before the meeting. To be properly brought before the meeting a stockholder must deliver a written notice to the Fund at the address set forth in the preceding paragraph of the stockholder's intention to present a proposal (containing certain information specified in the Bylaws) within the time limits described above for delivering of notice of a nomination for the election of a director. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting other than pursuant to the procedures in SEC Rule 14a-8.

      The proxy solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Fund is provided with notice of such proposal no later than February 15, 2002.

      A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary, 2929 Allen Parkway, Suite 2500, Houston, Texas 77019.

                                                                      Appendix A

                              EQUUS II INCORPORATED
                             AUDIT COMMITTEE CHARTER

Definitions

The following terms used in this Audit Committee Charter shall have the following meanings:

      "Accounting or related financial management expertise" means past employment experience in finance or accounting, requisite professional certification in accounting or comparable experience, or background that results in the director's financial sophistication, including having been a Chief Executive Officer, Chief Financial Officer, or other senior officer with financial oversight responsibilities.

      "Affiliate" includes a subsidiary, sibling company, predecessor, parent company, or former parent company.

      "Auditors" means the outside independent public accounting firm engaged by the Fund to review the Fund's interim financial statements included in Quarterly Reports on Form 10-Q and to audit the Fund's annual financial statements included in Annual Reports on Form 10-K.

      "Board" means the Board of Directors of the Fund.

      "Business relationships" include commercial, industrial, banking, consulting, legal, accounting, and other relationships.

      "Committee" means the audit committee appointed by the Board of the Fund.

      "Financially literate" means that the director must be able to read and understand financial statements, including the Fund's balance sheet and statements of operations, changes in net assets, and cash flows or become so able within three months after joining the committee.

      "Immediate family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's income.

      "Independent" means that the director is not:

      o Currently, and has not been at any time within the past three years, employed by the Fund, Equus Capital Management Corporation, Equus Capital Corporation, or Equus Corporation International, or any portfolio company of the Fund over which the Fund exercises a controlling influence over management or policies or of which the Fund owns beneficially, directly or indirectly, more than 25% of the voting securities.

      o Currently, and has not been within the past three years, a member of the immediate family of a current executive officer of the Fund or an affiliate of the Fund.

      o An executive of another business organization where any of the Fund's executives serve on the organization's compensation committee.

      o A partner, controlling shareholder, or executive officer of a business organization that has a business relationship with the Fund.

      o     An individual who has a direct business relationship with the Fund.

      "NYSE" means the New York Stock Exchange.

      "SEC" means the Securities and Exchange Commission.

Organization and Membership Requirements

The audit committee of the Board shall be comprised of at least three directors, all of whom are independent of the management of the Fund and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member, and each of whom shall be financially literate. In addition, at least one member of the Committee shall have accounting or related financial management expertise.

Authority

The Committee's creation and authority is derived directly from the Board to ensure that the Board is fulfilling its oversight responsibilities relating to accounting, reporting practices, financial controls, and the quality and integrity of the financial reports of the Fund. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the Directors, Auditors, internal auditors and the financial management of the Fund. The Board and the Committee shall have the authority and responsibility to select, evaluate and, where appropriate, replace the Auditors of the Fund (or to nominate the Auditors to be proposed for shareholder approval in any proxy statement). As such, the Auditors are ultimately accountable to the Committee and the Board.

Responsibilities

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions. The primary responsibilities of the Committee are to (1) ensure that generally accepted accounting principles are being followed; (2) ensure that internal controls and safeguards are adequate, effective, and efficient; (3) oversee and improve the financial reporting and business risk management process of the Fund, and, in connection therewith, identify, source, measure, and prioritize the business and financial reporting risks of the Fund; (4) ensure that the regulatory and legal requirements applicable to the Fund are being complied with; and (5) ensure the independence of the Fund's Auditors in order to provide an independent evaluation of ongoing operations.

In carrying out these responsibilities, the Committee will:

      o Provide an open avenue of communication between the Auditors, the Board, and financial management.

      o Review and recommend to the Board the Auditors to be selected to review and audit the financial statements of the Fund.

      o Ensure that the Auditors submit, on a periodic basis (but at least annually), a formal written statement delineating all relationships between the Auditors and the Fund that in the Auditors' professional judgment may reasonably be thought to bear on independence, including confirmation in writing by the Auditors that, in their professional judgment they are independent; review such statement and actively discuss with the Auditors any disclosed relationships or services that may impact the objectivity and independence of the Auditors; and recommend that the full Board take appropriate action in response to the Auditors' report to satisfy itself of the independence of the Auditors.

      o Meet with the Auditors and financial management of the Fund to review the scope of the proposed audit for the current year, the audit procedures to be utilized, and the results of such audit, including any comments or recommendations of the Auditors.

      o Review the adequacy and effectiveness of the accounting and financial controls of the Fund with the Auditors and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

      o Review with management and the Auditors the effect of business and financial reporting risks of the Fund, and the related controls and risk management processes established to manage those risks, on the quality of the Fund's financial reporting.

      o Review and discuss with management and the Auditors as soon as practicable after the completion of the annual examination of the
            Fund:

            o     The Fund's audited financial statements and related footnotes.

            o The Auditors' audit of the financial statements and its report thereon.

            o     Any significant changes required in the Auditors' audit plan.

            o Any serious difficulties or disputes with management encountered during the course of the audit.

            o Other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted accounting principles, including Statement on Auditing Standards No. 61, as modified or supplemented from time to time.

            o The written disclosures and letter from the Auditors required by Independence Standards Board Standard No. 1, as modified or supplemented from time to time, and the Auditors' independence.

      o Review with management and the Auditors the quality, not just the acceptability, of the disclosure and content of such financial statements.

      o     Consider the implications of recent SEC Staff Accounting Bulletins
            (SABs) in the discussion of the quality, not just the acceptability, of the Fund's accounting principles with management and the Auditors.

      o Review all unrecorded adjustments to the Fund's financial statements that have been identified by either management or the Auditors and all adjustments recorded by management that were proposed by the Auditors.

      o     Provide a report for inclusion in the Fund's proxy statement that
            (1) states whether the Committee has (a) reviewed and discussed the audited financial statements with management, (b) discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (as modified or supplemented), (c) received from the Auditors the written disclosures and letter regarding the Auditors' independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (as modified or supplemented), and (d) discussed with the Auditors the Auditors' independence; (2) includes a statement by the Committee whether (based upon the review and discussions set forth in clause (1) above), the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC; (3) states whether the Board has adopted a written charter for the Committee; and (4) discloses whether the Committee members are "independent" as defined in the NYSE listing standards and provides required information concerning any member who is not independent.

      o Review with management and the Auditors each quarterly interim financial report before it is filed or as soon thereafter as practicable if it is not possible to do such review before filing with the SEC or other regulators and, in connection therewith, discuss with the Auditors any significant events, transactions and changes in accounting estimates that were considered by the Auditors in performing their quarterly review and that have affected the quality of the Fund's financial reporting.

      o Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the Auditors' evaluation of the Fund's financial and accounting personnel, and the cooperation that the Auditors receive during the course of the audit.

      o Discuss and review the adequacy and effectiveness of financial and accounting personnel for the Fund and the personnel utilized by the Auditors with the Auditors. Discuss and review succession and emergency plans for all key positions.

      o Periodically self-assess the financial literacy and other skills of the members of the Committee against those skills that are needed to fulfill the Committee's roles and responsibilities.

      o Periodically solicit feedback on the skill requirements and skill gaps of the Committee members from the Board, management, and Auditors.

      o Periodically access, including soliciting feedback from the Board, management and Auditors, the contribution and performance of the individual Committee members.

      o Review filings by the Fund with the SEC and other published documents containing the Fund's financial statements and consider whether the information contained therein is consistent with the information contained in the financial statements.

      o Review and approve the required NYSE annual written confirmations and proxy statement disclosures related to the Committee.

      o Report any significant Committee findings and actions to the Board, with such recommendations, as the Committee deems appropriate.

      o Conduct or authorize investigations into any matter brought to the Committee's attention within the scope of its duties, with the power to retain outside counsel and other professionals to assist in the conduct of any investigation.

      o Review Fund policy statements, including the Code of Ethics, to determine their appropriateness, and review procedures in place to assure adherence to such policies.

      o Submit a draft of the minutes of the Committee's quarterly meetings, together with any related written materials, to the Auditors and management for review and approval.

      o Perform such other functions as assigned by law, the Fund's bylaws, or the Board.

      o Review and discuss with Management and the Auditors any correspondence with the SEC or other regulatory agencies regarding the Fund's financial reporting.

Meetings

The Committee shall meet at least four times a year on a quarterly basis. Meetings shall be scheduled in cooperation with management of the Fund and the Auditors. Regular meetings shall be held at the place and on the dates of regular meetings of the Board either prior to or after regularly scheduled Board meetings. The chairman of the Committee may call special meetings at any time. Personal written, personal telephonic, telegraphic, or facsimile transmission (confirmed by telephone) notice of any special meeting of the Committee shall be given to each member at least 24 hours prior to the time of the meeting. Any member may waive notice of a meeting.

Procedure; Quorum

The Committee shall choose a chairman, shall keep regular minutes of its proceedings and report the same to the Board when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by this charter or such rules, or by resolution of the Committee, or resolution of the Board. At every meeting of the Committee, the presence of a majority of all the members shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by the Committee of any resolution. Members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person and attendance at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. If a quorum shall not be present at any meeting of the Committee, the members present thereat may adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present.

Action Without Meeting

Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Fund, any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if a written consent thereto is signed by all members of the Committee and such written consent is filed with the minutes of proceedings of the Committee. Such consent shall have the same force and effect as a unanimous vote at a meeting.

Compensation

Members of the Committee shall be paid such compensation for attending Committee meetings as shall be set by the Board from time to time.

Annual Review

At least once each year the Board shall:

      o     Review and reassess the adequacy of this charter;

      o     Confirm the independence of the members of the Committee;

      o     Confirm the financial literacy of the members of the Committee; and

      o Confirm that at least one member of the Committee has accounting or related financial management expertise.

                                                                      Appendix B

                    ARTICLE VIII. DIVIDEND EQUIVALENT RIGHTS

      Section 8.1. Award of Dividend Equivalent Rights. Concurrently with or subsequent to the award of any Stock Option or Incentive Stock Option the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each share of Common Stock covered by an Option, a related dividend equivalent right ("Dividend Equivalent Right") granting the Optionee the right to receive, for a period of time to be determined by the Committee, an amount equal to each cash payment, stock dividend, or other distribution declared and paid on each share of Common Stock subject to a Stock Option or Incentive Stock Option. The period shall not extend beyond the expiration date set forth in the Stock Option or Incentive Stock Option. The terms and conditions of each Dividend Equivalent Right shall be specified in a dividend equivalent right agreement that evidences the Award.

      Section 8.2. Payments. The Committee shall determine at the time of grant whether payment pursuant to a Dividend Equivalent Right shall be immediate or deferred and whether it shall be in the form of cash or Common Stock, or a combination of cash and Common Stock. If immediate, the Company shall make payments pursuant to each right within 90 days after the Company has paid a dividend to holders of Common Stock. If deferred, the payments shall accumulate (with interest computed in a manner to be determined by the Committee) or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents, until a date or event specified by the Committee and then shall be made within 30 days after the occurrence of the specified date or event, unless the right is forfeited under the terms of the Plan. Any reinvestment shall be at fair market value on the date of reinvestment. A Dividend Equivalent Right may provide that it shall be settled upon exercise of the Stock Option or Incentive Stock Option to which it relates. To the extent permitted by the Investment Company Act of 1940, as amended, the Committee may provide that in lieu of paying the amount of a deferred Dividend Equivalent Right to an Optionee in cash upon settlement of the right, the option price of the Stock Option or Incentive Stock Option to which the Dividend Equivalent Right relates shall be reduced by the amount of the deferred Dividend Equivalent Right.

      Section 8.3. Termination. Each Dividend Equivalent Right shall terminate upon termination of the Stock Option or Stock Incentive Option to which it relates.

                              EQUUS II INCORPORATED

                         2929 Allen Parkway, Suite 2500
                              Houston, Texas 77019

This Proxy is solicited on behalf of the Board of Directors of Equus II Incorporated (the "Fund") for the Annual Meeting of Stockholders on May 3, 2001.

      The undersigned hereby constitutes and appoints Sam P. Douglass, or Nolan Lehmann, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Equus II Incorporated to be held on May 3, 2001, at 9:00 a.m. local time, at Meeting Room No. 1, Ground Level, Wortham Tower, 2727 Allen Parkway, Houston, Texas 77019, or any adjournment thereof (the "Annual Meeting") and to vote the shares of Common Stock, $.001 par value per share, of the Fund ("Shares"), standing in the name of the undersigned on the books of the Fund on March 19, 2001, the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the meeting.

      The undersigned hereby acknowledges previous receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned.

      You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

                                                                     SEE REVERSE
                                                                            SIDE

|X|     Please mark your votes as in this example

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, the proxy will be voted FOR election of directors, FOR proposals 2 and 3, and AGAINST proposals 4 and 5.

The Board of Directors recommends a vote FOR the election of the nominees for director and FOR proposals 2 and 3.

1. Election of Directors. The eight nominees for a one-year term or until their successors are elected and shall qualify are: Sam P. Douglass, Gregory J. Flanagan, Robert L. Knauss, Nolan Lehmann, Gary R. Petersen, John W. Storms, Dr. Francis D. Tuggle, and Dr. Edward E. Williams:

      FOR           WITHHELD
      |_|             |_|

      FOR ALL NOMINEES EXCEPT AS NOTED

      ________________________________

2.    Ratification of the appointment of           FOR   AGAINST   ABSTAIN
      Arthur Andersen LLP as the independent       |_|      |_|      |_|
      auditors of the Fund for the fiscal
      year ending December 31, 2001

3.    Approval of the amendment of the 1997        FOR   AGAINST   ABSTAIN
      Stock Incentive Plan.                        |_|      |_|      |_|

The Board of Directors recommends a vote AGAINST proposals 4 and 5

4.    Shareholder proposal requesting the          FOR   AGAINST   ABSTAIN
      Board of Directors take specific             |_|      |_|      |_|
      actions to ensure that the Fund's
      shares trade at less than a 5% discount
      to net asset value.

5.    Shareholder proposal requesting the          FOR   AGAINST   ABSTAIN
      Board of Directors take action to            |_|      |_|      |_|
      appoint a proxy advisory firm for the
      Fund's stockholders.

The Board of Directors knows of no other matter to come before the meeting. If any other matters are properly brought before the meeting, the proxies will vote this proxy on such matters in accordance with their best judgment.

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                                    Date________________________________________


                                    Signature __________________________________


                                    Signature __________________________________


                                        2